Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

General Dynamics Corporation

American Overseas Marine Company, LLC

Bath Iron Works Corporation

Electric Boat Corporation

General Dynamics Government Systems Corporation

General Dynamics Land Systems Inc.

General Dynamics Ordnance and Tactical Systems, Inc.

General Dynamics-OTS, Inc.

Gulfstream Aerospace Corporation

National Steel and Shipbuilding Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities of General Dynamics Corporation	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Guarantees by Subsidiary Guarantors of Debt Securities of General Dynamics Corporation	Rule 457(n)	(1)	(1)	(1)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.
(2)	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of the registration fee.
(3)

American Overseas Marine Company, LLC, Bath Iron Works Corporation, Electric Boat Corporation, General Dynamics Government Systems Corporation, General Dynamics Land Systems Inc., General Dynamics Ordnance and Tactical Systems, Inc., General Dynamics-OTS, Inc., Gulfstream Aerospace Corporation and National Steel and Shipbuilding Company may guarantee the debt securities of General Dynamics Corporation. No separate consideration will be received for any guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is required to be paid in respect of the guarantees of the debt securities which are being registered concurrently.